UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2011

SMART MODULAR TECHNOLOGIES (WWH), INC.
 (Exact name of registrant as specified in its charter)

Cayman Islands	000-51771	20-2509518
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39870 Eureka Drive Newark, CA	94560
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 623-1231

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
On April 26, 2011, SMART Modular Technologies (WWH), Inc., a Cayman Islands exempted company (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Saleen Holdings, Inc., a Cayman Islands exempted company (“Parent”) and Saleen Acquisition, Inc., a Cayman Islands exempted company (“Merger Sub”). Parent and Merger Sub are affiliates of Silver Lake Partners III, L.P. and Silver Lake Sumeru Fund, L.P. (collectively, the “Sponsors”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company and the separate corporate existence of Merger Sub will thereupon cease (the “Merger”).
At the effective time of the Merger, each outstanding ordinary share of the Company (other than treasury shares, shares owned by Parent or Merger Sub, shares owned by any of the Company’s subsidiaries and shares held by any shareholders who are entitled to and who properly exercise appraisal and dissention rights under Cayman Islands law) will be converted into the right to receive $9.25 in cash, without interest (the “Merger Consideration”). In addition, except as otherwise agreed by Parent and any holder of an option or a restricted stock unit to acquire ordinary shares of the Company, at the effective time of the Merger, (i) each vested option (including those options that have vesting accelerated) and each unvested option (if any) held by a nonemployee director of the Company will be converted into the right to receive the difference between the Merger Consideration and the exercise price per share of such options if the exercise price is less than the Merger Consideration, (ii) each unvested option (other than the unvested options (if any) held by a nonemployee director of the Company) shall be replaced with an equivalent option to acquire ordinary shares of Parent, and (iii) each restricted stock unit will be converted into the right to receive cash in an amount equal to the Merger Consideration.
At a special meeting on April 25, 2011 upon the unanimous recommendation of the special committee of the board of directors of the Company (the “Special Committee”), the Company’s board of directors (the “Board”) unanimously (with the abstention of a director affiliated with, and a director who is an investor in, the Sponsors) approved the Merger Agreement and directed that the Merger Agreement be submitted to the Company’s shareholders for approval.
Consummation of the Merger is subject to customary conditions, including, without limitation: (i) the affirmative vote of the holders of at least two thirds of the Company’s ordinary shares attending a duly convened shareholders meeting of the Company (in person or by proxy) voting by poll, (ii) the expiration of all applicable waiting periods under the antitrust and competition laws of the United States and Germany, and the receipt of other necessary pre-closing authorizations, consents and approvals of all governmental entities in connection with the Merger and (iii) the absence of any law or any temporary, preliminary or permanent restraining order prohibiting or preventing the Merger or making the consummation of the Merger illegal. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including without limitation: (x) the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to materiality qualifiers) and (y) the other party’s compliance with its covenants and agreements contained in the Merger Agreement in all material respects. In addition, the obligation of Parent and Merger Sub to consummate the Merger is subject to additional conditions, including without limitation: (a) the absence of any change, event, development or effect that has had or would reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement), (b) all actions such that the Loan and Security Agreement (as defined in the Merger Agreement) shall be terminated prior to closing shall have been taken and (c) all actions such that all liens securing the notes issued pursuant to the Indenture (as defined in the Merger Agreement) have been released and the Indenture shall cease to be of further effect shall have been taken.
During the period beginning on the date of the Merger Agreement and continuing through June 10, 2011 (the “Go-Shop Period”), the Company may initiate, solicit and encourage, whether publicly or otherwise, any alternative acquisition proposals from third parties, and provide non-public information to and engage in discussions or negotiations with third parties with respect to alternative acquisition proposals. Starting on June 11, 2011 (the “No-Shop Period Start Date”), the Company will become subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to and engage in discussions or negotiations with third parties regarding alternative acquisition proposals, except that the Company may continue to engage in the aforementioned activities with certain third parties that contacted the Company and made an alternative acquisition proposal during the Go-Shop Period that the Special Committee has determined in good faith, after consultation with outside counsel and its financial advisors, constitutes or could reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement) (each such third party, an “Excluded Party”).
Notwithstanding the limitations applicable after the No-Shop Period Start Date, prior to the receipt of shareholder approval, the Company may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to unsolicited alternative acquisition proposals that the Board or the Special Committee determines in good faith, after consultation with outside counsel and its financial advisors, are or could reasonably be expected to lead to a Superior Proposal.

The Merger Agreement contains limited termination rights as provided in the Merger Agreement. Upon the termination of the Merger Agreement under certain circumstances specified in the Merger Agreement, the Company may be required to pay Parent a termination fee of either (i) $19,400,000, in the case of a termination as a result of certain events specified in the Merger Agreement with respect to a change of recommendation or an alternative proposal, including any Superior Proposal, or (ii) $12,900,000, in the event of a termination in connection with the Company entering into an Alternative Proposal Agreement (as defined in the Merger Agreement) reflecting a Superior Proposal with an Excluded Party. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $58,100,000 in the event that the Company terminates the Merger Agreement under certain circumstances specified in the Merger Agreement. The Sponsors have each provided the Company with a limited guarantee in favor of the Company guaranteeing the payment of such reverse termination fee that may become payable by Parent and certain litigation expenses that may be owed by Parent pursuant to the Merger Agreement.
The Merger Agreement also includes other representations, warranties, covenants and conditions that are customary for transaction of this type. The Merger Agreement is not subject to a financing condition.
Iain MacKenzie, the Company’s CEO, and certain other members of the Company’s management team have entered into agreements whereby they have agreed, at the effective time of the Merger, (i) to purchase ordinary shares of Parent, which obligation may be satisfied by such individual contributing cash, ordinary shares or vested options of the Company to Parent and (ii) that any unvested performance-vesting restricted stock units held by such individuals will be replaced with a restricted stock unit to acquire ordinary shares of Parent.
A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing summary of the Merger Agreement is not intended to be complete and is qualified in its entirety by the full text of the Merger Agreement.
The Merger Agreement has been provided solely to inform investors and shareholders of its terms. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement, and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Investors and shareholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Parent and Merger Sub have obtained equity and debt financing commitments for the transaction contemplated by the Merger Agreement. The Sponsors have committed to capitalize Parent, at or prior to closing of the Merger, with an aggregate equity contribution in an amount up to approximately $381,000,000 on the terms and subject to the conditions set forth in the equity commitment letter entered into by the Sponsors in connection with the Merger.
Pursuant to their debt commitments, JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, UBS Loan Finance LLC and UBS Securities LLC (collectively, the “Lenders”) have committed to provide a $300 million senior secured first-lien term loan facility and $50 million senior secured first-lien “first-out” revolving credit facility, on the terms and subject to the conditions set forth in a debt commitment letter (the “Debt Commitment Letter”). The obligations of the Lenders to provide debt financing under the Debt Commitment Letter are subject to a number of conditions, including, among others: (i) no material adverse effect condition matching the corresponding condition in the Merger Agreement; (ii) negotiation, execution and delivery of definitive documents consistent with the terms set forth in the Debt Commitment Letter; (iii) the satisfaction of the conditions to closing in the Merger Agreement and (iv) other customary closing conditions.
Additional Important Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed Merger. In connection with the proposed transaction, the Company will file a proxy statement and file or furnish other relevant materials with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT MATERIALS FILED OR FURNISHED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed or furnished to the Securities and Exchange Commission by the Company at the Securities and Exchange Commission’s website at http://www.sec.gov or at the Company’s website at http://www.smartm.com and then clicking on the “Investor Relations” link and then the “SEC Filings” link. The proxy statement and other relevant materials may also be obtained for free from the Company by directing such request to SMART Modular Technologies (WWH), Inc., 39870 Eureka Drive, Newark, CA 94560; or (510) 623-1231. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Forward-Looking Statements
This document contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, without limitation, statements regarding the expected benefits and closing of the proposed merger and the Company’s expectations, beliefs and intentions. All forward-looking statements included in this document are based on information available to the Company on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither the Company nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the Company’s control. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the inability to complete the Merger due to the failure to satisfy the other conditions to completion of the Merger; (3) the risk that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and (4) other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of the Company’s filings with the SEC, including its most recent annual report on Form 10-K and its most recent quarterly reports on Form 10-Q. Many of the factors that will determine the consummation of the Merger are beyond the Company’s ability to control or predict. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
Section 9- Financial Statements and Exhibits
Item 9.01 Financial statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 26, 2011, by and among SMART Modular Technologies (WWH), Inc., Saleen Holdings, Inc. and Saleen Acquisition, Inc.*

*Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART MODULAR TECHNOLOGIES (WWH), INC.
Date: April 27, 2011	By:	/s/ Iain MacKenzie
		Name:	Iain MacKenzie
		Title:	President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 26, 2011, by and among SMART Modular Technologies (WWH), Inc., Saleen Holdings, Inc. and Saleen Acquisition, Inc.*

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.